Exhibit 99.2

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Second Quarter		First Six Months
	2022	2021	2022	2021
	(in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,853	$1,680	$3,525	$3,288
Intermodal	972	801	1,826	1,520
Coal	425	318	814	630
Total railway operating revenues	3,250	2,799	6,165	5,438

Railway operating expenses
Compensation and benefits	614	624	1,233	1,235
Purchased services and rents	481	429	918	822
Fuel	408	188	709	365
Depreciation	304	294	606	586
Materials and other	172	97	343	248
Total railway operating expenses	1,979	1,632	3,809	3,256

Income from railway operations	1,271	1,167	2,356	2,182

Other income (expense) – net	(14)	35	(19)	42
Interest expense on debt	170	161	338	317

Income before income taxes	1,087	1,041	1,999	1,907

Income taxes
Current	205	167	366	308
Deferred	63	55	111	107
Total income taxes	268	222	477	415

Net income	$819	$819	$1,522	$1,492

Earnings per share – diluted	$3.45	$3.28	$6.37	$5.94

Weighted average shares outstanding – diluted	237.5	250.0	238.9	251.3

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2022	2021
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$1,259	$839
Accounts receivable – net	1,208	976
Materials and supplies	289	218
Other current assets	101	134
Total current assets	2,857	2,167

Investments	3,671	3,707
Properties less accumulated depreciation of $12,267 and $12,031, respectively	31,787	31,653
Other assets	1,021	966

Total assets	$39,336	$38,493

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,308	$1,351
Income and other taxes	333	305
Other current liabilities	363	312
Current maturities of long-term debt	605	553
Total current liabilities	2,609	2,521

Long-term debt	14,449	13,287
Other liabilities	1,843	1,879
Deferred income taxes	7,281	7,165

Total liabilities	26,182	24,852

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 234,873,651 and 240,162,790 shares, respectively, net of treasury shares	236	242
Additional paid-in capital	2,190	2,215
Accumulated other comprehensive loss	(388)	(402)
Retained income	11,116	11,586

Total stockholders’ equity	13,154	13,641

Total liabilities and stockholders’ equity	$39,336	$38,493

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	First Six Months
	2022	2021
	($ in millions)
Cash flows from operating activities
Net income	$1,522	$1,492
Reconciliation of net income to net cash provided by operating activities:
Depreciation	606	586
Deferred income taxes	111	107
Gains and losses on properties	(37)	(75)
Changes in assets and liabilities affecting operations:
Accounts receivable	(230)	(96)
Materials and supplies	(71)	(25)
Other current assets	30	30
Current liabilities other than debt	75	170
Other – net	5	(92)

Net cash provided by operating activities	2,011	2,097

Cash flows from investing activities
Property additions	(837)	(627)
Property sales and other transactions	100	66
Investment purchases	(7)	(5)
Investment sales and other transactions	30	37

Net cash used in investing activities	(714)	(529)

Cash flows from financing activities
Dividends	(591)	(496)
Common stock transactions	(14)	6
Purchase and retirement of common stock	(1,454)	(1,525)
Proceeds from borrowings	1,732	1,087
Debt repayments	(550)	(85)

Net cash used in financing activities	(877)	(1,013)

Net increase in cash and cash equivalents	420	555

Cash and cash equivalents
At beginning of year	839	1,115

At end of period	$1,259	$1,670

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$294	$281
Income taxes (net of refunds)	321	249

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Stock Repurchase Program

We repurchased and retired 5.7 million shares of common stock under our stock repurchase program at a cost of $1.5 billion during the first six months of both 2022 and 2021.